SOLICITING MATERIALS - TALKING POINTS REGARDING WARRANTS, OPTIONS AND RIGHTS TO RECEIVE DEFERRED SHARES OF THE COMPANY; WEBSITE POSTING

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant |X| Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|_|  Definitive Proxy Statement

|_|  Definitive Additional Materials

|X|  Soliciting Material Pursuant to 14a-12


                                Metals USA, Inc.
                (Name of Registrant as Specified in Its Charter)

    -------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

|X| No fee required

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1.   Title of each class of securities to which transaction applies:

     2.   Aggregate number of securities to which transaction applies:

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4.   Proposed maximum aggregate value of transaction:

     5.   Total fee paid:

|_| Fee paid previously with preliminary materials.


|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.   Amount Previously Paid:

     2.   Form Schedule or Registration Statement No.:

     3.   Filing Party:

     4.   Date Filed:


THIS FILING CONSISTS OF THE COMPANY'S TALKING POINTS FOR COMMUNICATIONS WITH ITS HOLDERS OF WARRANTS, OPTIONS AND RIGHTS TO RECEIVE DEFERRED SHARES OF THE
COMPANY IN CONNECTION WITH THE PROPOSED MERGER AND IS ALSO POSTED ON THE COMPANY'S WEBSITE at www.metalsusa.com.

Q: What if I hold warrants to acquire Metals USA shares?

A: From and after the effective time of the merger, all of your outstanding warrants to acquire Metals USA common stock will represent the right to receive (upon your surrender of the warrant and the payment to the surviving corporation of the exercise price thereunder) a cash payment, without interest, equal to $22.00 for each share of Metals USA common stock underlying your warrants. If there are any warrants that have not been exercised prior to the effective time of the merger then, on the effective time, we will deliver notice to the warrant agent and the holders of unexercised warrants notifying them that we have elected to accelerate the expiration of the warrants to the 60th day following the effective time. If you have not exercised your warrant prior to the effective time of the merger but you exercise it prior to the 60th day following the merger, you will be entitled to receive (upon your surrender of the warrant and the payment to the surviving corporation of the exercise price thereunder) the cash payment referenced above. Any warrant that remains unexercised for more than 60 days following the expiration acceleration notice will expire.


Q: What if I hold options under the Company's 2002 Long-Term Incentive Plan or otherwise?

A: If, immediately prior to the effective time of the merger, you hold options to acquire Metals USA shares under the Company's 2002 Long-Term Incentive Plan or otherwise, all of your outstanding options (whether vested or unvested) (other than options held by certain executive officers and other members of senior management who may be required to convert their options into the right to purchase the stock of either the acquiror or the surviving corporation) will be cancelled at the effective time of the merger and you will be entitled to receive a cash payment equal to the amount by which $22.00 exceeds the exercise price for each share of Metals USA common stock underlying your options, less applicable withholding taxes.

Q: What if I have the right to receive additional Metals USA shares under the 2002 Long-Term Incentive Plan or otherwise?

A: If, immediately prior to the effective time of the merger, you have the right to receive additional Metals USA shares under the 2002 Long-Term Incentive Plan or otherwise, then on the effective time of the merger, all restrictions on the delivery and issuance of such shares will lapse and such shares will be fully vested. On the effective time of the merger, your right to receive such shares shall be cancelled and you will be entitled to receive $22.00 in cash (less applicable withholding taxes), without interest, for each share of our common stock that you have the right to receive under the 2002 Long-Term Incentive Plan or otherwise.

About the Transaction

In connection with the proposed merger, Metals USA will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Metals USA at the Securities and Exchange Commission's website at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from Metals USA's website at www.metalsusa.com under the Investor Relations Tab or by directing such request to Metals USA, Attention: Investor Relations, One Riverway, Suite 1100, Houston, Texas 77056.

Metals USA and certain of its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of Metals USA's participants in the solicitation will be set forth in the proxy statement relating to the merger when it becomes available.

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